Exhibit 10.8

(English Translation)

Dormitory Lease Agreement

Party A: Shenzhen Xin He Share-corporative Company
Add: Xin He Village Committee, Fu Yong County, Bao An District, Shenzhen
Representative: Liang Deguo                    Tel:13509618222

Party B: Shenzhen Sheng Tai Industrial Co., Ltd
Add: Building B5, Zone One, New Industry Park, Xin He Village, Fu Hai Revenue, Fu Yong County, Bao An District, Shenzhen
Representative: Zou Derong                     Tel: 13808802449

Concerning the dormitory lease, Party A and Party B hereby agree as follows:

I.

Lease Address and Area

Party A agrees to lease to Party B the property with the total area of 4015 square meters, which includes the dormitory (3 storeys) with area of 3180 square meters, the office building (3 storeys) with area of 780 square meters, and the security room with area of 55 square meters (collectively as the "Domitory"), and which is a framework building located at Floor 3-6, Building B5, Zone One, New Industry Park, Xin He Village, Fu Hai Revenue, Fu Yong County, Bao An District, Shenzhen.

II.

Term

(i)

the term of this Agreement is 9 years starting from 27th September 2005 to 27th November 2014.

(ii)

the decoration period is from the execution date of this Agreement to 27th November 2005, which is free from any rent.

(iii)

the rent shall be calculated from the date of 27th November 2005.

III.

Rent and Its Increasing Extent

(i)

Rent for the Dormitory is RMB11 Yuan per square meter per day; Party B shall bear all the fees occurred during the term of this Agreement, including the property lease tax and property management fees.

Dormitory Lease Agreement

(ii)

From delivery date of the Dormitory, the rent shall increase once three years, and the increasing extent shall be 8%, i.e, the rent shall increase by 8% based on the then price.

IV.

Payment Method

(i)

After execution of this Agreement, Party B shall pay to Party A an amount as deposit which is equal to two months’ rent of RMB 88,330Yuan.

(ii)

The Rent shall be paid by the 5th day of every month and shall be settled by Party B’s bank cash check (or cash), upon which Party A shall issue the payment receipt (no invoice, and Party B shall be responsible for any cost if it requests the invoice for tax purpose); any delay of rent payment shall entitle Party A to collect a delay fee equal to 0.5% of the delayed payment.

V.

Party A’s Responsibilities

(i)

Party A shall be responsible for installing a general water meter and a general electric meter.

(ii)

Party A shall bear the fees for the water and electricity facilities in the Dormitory.

VI.

Party B’s Responsibilities

(i)

Party B shall timely pay the fees of rent, water and electricity bill and sanitation fees.

(ii)

If Party B terminate this Agreement within 12 months as of the execution date, it shall pay to Party A the liquidated damage equal to 3 months’ rent and the deposit paid by it will not be refunded, and vice versa.

(iii)

Party B shall be responsible for watering, planting, fertilizing and managing the afforested area around the Dormitory.

(iv)

Party B shall properly use Party A’s property and the relevant public facilities, and shall be responsible for the public security management for the Dormitory with Party A’ assistance. Any damage to the property shall be repaired by Party B unless the damage is due to the quality of the property, which shall be repaired by Party A.

(v)

Party B shall be responsible for any damage to the framework of the Dormitory due to Party B’s improper usage.

(vi)

Party B shall not sub-rent the Dormitory to any third party, and shall not change the original framework of the Dormitory. If the change is necessary for Party B’s production, Party A’s prior written consent shall be obtained, otherwise Party B shall be responsible for any liabilities and expenses arising from Party B’s alteration of the framework without Party A’s permission.

Dormitory Lease Agreement

(vii)

The facilities for lighting, fan, electricity supply and electricity circuit in the Dormitory shall belong to Party A and used by Party B for free; upon expiry of this Agreement, Party B shall be responsible for repairing the facilities if there is any damage to them.

(viii)

arty B shall properly work on the fire protection and electricity safety pursuant to relevant fire protection laws and regulations; any responsibilities arising from accidence due to Party B’s fault shall be borne by Party B.

(ix)

Party B shall discharge waste materials according to the standard set by the local environmental administrative authority and pay to the environmental administrative authority for the charge of discharging waste materials.

(x)

Party B shall be responsible for the payment of the property lease tax and property management fees.

(xi)

Should Party B delay payment of the rent or of the salary for its employees over 1 month, Party A is entitled to terminate this Agreement and keep the deposit paid by Party B.

(xii)

During the term of this Agreement, if Party B desires to terminate this Agreement before the expiry date, it shall pay for all the rent for the whole term of this Agreement and the deposit will not be refunded.

VII.

Others

(i)

After the expiry date of this Agreement, under the same conditions, Party B shall enjoy the preemptive rights for continuous lease of the property. Where Party B will not continuously lease the Dormitory, it shall inform Party A two months in advance. Upon termination of this Agreement, any real estate invested by Party B in the Dormitory shall belong to Party A, and Party B shall, upon Party A’s request, repair the damaged facilities inside or outside the Dormitory (except fair wear and tear), which shall be subject to Party A acceptance examination. Upon the termination, Party A shall refund the deposit equal to two months’ rent to Party B.

(ii)

Collection of industrial waste shall be conducted by Party A under the same conditions.

VIII.

Within the term of this Agreement, occurrence of any of the following events shall lead to the termination of this Agreement and Party A shall refund to Party B the deposit:

Dormitory Lease Agreement

(i)

Occurrence of any force majeure event or accidence which makes this Agreement not performable.

(ii)

The leased Dormitory is needed to be pulled down due to the government’s decision to expropriate the land over which the leased property is located.

(iii)

Without Party B’s consent, Party A remodels or expand the leased Dormitory, or use the Dormitory for other purpose.

(iv)

Without Party B’s consent, Party A rent the leased Dormitory to any other party within the term of this Agreement.

IX.

Any issue not stated herein can be negotiated by the Parties. After the execution of this Agreement, either Party shall abide by this Agreement.

X.

This Agreement is prepared in triplicate, and Party A, Party B and the village committee shall hold one original copy for each Party. The three original copies have the same legal effect. This Agreement shall come into effect upon the execution by the representatives of both Parties.

Party A: Shenzhen Xin He Share-corporative Company
Representative (Signature):

Party B: Shenzhen Sheng Tai Industrial Co., Ltd
Representative (Signature):

Date: 27th September, 2005